Exhibit 8.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

December 12, 2023

Choice Hotels International, Inc.

915 Meeting Street

North Bethesda, MD 20852

RE: Choice Hotels International, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Choice Hotels International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2023, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to, among other things, an offer (the “Offer”) to be made by a wholly owned subsidiary of the Company (“Purchaser”) to acquire all of the issued and outstanding common stock of Wyndham Hotels & Resorts, Inc. (“Wyndham”), other than those already owned by the Company or Purchaser, the registration of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), issuable in connection with the Offer, and whereby the Company intends, promptly after consummation of the Offer, to cause Purchaser to merge with and into Wyndham with Wyndham as the surviving corporation (the “First Merger”), immediately following which Wyndham will merge with and into a newly formed wholly-owned subsidiary of the Company (“NewCo”) with NewCo as the surviving corporation (together with the First Merger, the “Second-Step Mergers”).

In providing our opinion, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Offer and the Second-Step Mergers will be consummated in the manner described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party) and (ii) the statements concerning the Offer and the Second-Step Mergers set forth in the Registration Statement are true, complete and correct. If either of the above described assumptions are untrue for any reason or if the Offer or the Second-Step Mergers is consummated in a manner that is different from the manner described in the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we hereby confirm that, subject to the qualifications and limitations described herein and therein, the statements contained in the Registration Statement under the captions “Material U.S. Federal Income Tax Consequences” constitute our opinion as to the material U.S. federal income tax consequences of the Offer and the Second-Step Mergers and the ownership and disposition of the Company Common Stock received pursuant to the Offer and/or the Second-Step Mergers.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the United States Internal Revenue Code of 1986, as amended from time to time, and United States Treasury Department regulations promulgated thereunder, published pronouncements of the United States Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Offer or the Second-Step Mergers, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Parent or the Company of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Offer and the Second-Step Mergers and therefore is prospective and dependent on future events.

BRUSSELS    CHICAGO    FRANKFURT     HOUSTON    LONDON    LOS ANGELES    MILAN

NEW YORK    PALO ALTO    PARIS    ROME    SAN FRANCISCO    WASHINGTON

Choice Hotels International, Inc.

December 12, 2023

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP